                                                                    EXHIBIT 99.1


        Cautionary Statements for Purposes of the Safe Harbor Provisions
                     of the Securities Litigation Reform Act

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Act"), SUPERVALU INC. (the "Company") is filing the cautionary statements set forth below, identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements made by, or on behalf of the Company. When used in this Quarterly Report on Form 10-Q and in future communications, and in oral statements made by or with the approval of an authorized executive officer, the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "project", "believe" or similar expressions are intended to identify forward-looking statements within the meaning of the Act. The following cautionary statements are for use as a reference to a readily available written document in connection with forward-looking statements as defined in the Act. These factors are in addition to any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statement.

Retail Food Business Risks

The Company's retail food segment faces risks which may prevent the Company from maintaining or increasing retail sales and earnings including: competition from other retail chains, supercenters, non-traditional competitors and emerging alternative formats; operating risks of retail operations; potential work disruptions from labor disputes or national emergencies; general economic or political conditions that affect consumer buying habits generally or acts of terror directed at the food industry that affect consumer behavior; and the adverse impact from the entry of other retail chains, supercenters and non-traditional or emerging competitors into markets where the Company has a retail concentration.

Food Distribution Business Risks

The Company's sales and earnings in its food distribution operations are dependent on (i) the Company's ability to attract new customers and retain existing customers; (ii) the success of its customers in competing with other retail chains, supercenters, and non-traditional competitors and emerging alternative formats; (iii) general economic or political conditions that affect consumer buying habits generally or acts of terror directed at the food industry that affect consumer behavior; and (iv) its ability to control costs. While the Company believes that its efforts will enable it to attain its goals, certain factors could adversely impact the Company's results, including: declines in sales to its independent retailer customer base due to competition and other factors; consolidations of retailers or competitors; increased self-distribution by chain retailers; increases in operating costs; increased in credit risk associated with open accounts and financing activities with independent retailers; potential work disruptions from labor disputes or national emergencies; and the entry of new or non-traditional distribution systems into the industry.

Risks of Expansion and Acquisitions

The Company intends to continue to grow its retail and distribution businesses through new store openings, new affiliations and in part through acquisitions. Expansion is subject to a number of risks, including the adequacy of the Company's capital resources; the location of suitable store or distribution center sites and the negotiation of acceptable lease terms; and the ability to hire and train employees. In addition, acquisitions involve a number of special risks, including: making acquisitions at acceptable rates of return; the diversion of management's attention to assimilation of the operations and integration of personnel of the acquired business; possible costs and other risks of integrating or adapting operation systems; and potential adverse short-term effects on the Company's operating results.

Liquidity

Management expects that the Company will continue to replenish operating assets with internally generated funds unless additional funds are necessary to complete acquisitions. If capital spending significantly exceeds anticipated capital needs, additional funding could be required from other sources. In addition, acquisitions could affect the Company's borrowing costs and future financial flexibility.

Litigation

The Company has reported that several class action lawsuits were filed against it in July 2002 alleging that certain of its officers and directors violated Federal securities laws by issuing materially false and misleading statements relating to its financial performance. See Part II, Item 1 "Legal Proceedings", of this report for more information regarding this matter. The costs and other effects of those proceedings and other legal and administrative cases and proceedings, and settlements, are impossible to predict with certainty.

The foregoing should not be construed as exhaustive and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


                                       2